                                AMENDMENT NO. 1 TO
                           SENIOR MANAGEMENT AGREEMENT


     This Amendment No. 1 to Senior Management Agreement is made as of June 30, 1997 between American Medserve Corporation (the "Company") and Timothy L. Burfield ("Executive").

     The Company and the Executive entered into a Senior Management Agreement as of December 3, 1993 (the "Original Senior Management Agreement").

     Executive purchased 6,977.40 shares of Class B Common Stock (the "Class B Common") pursuant to the Original Senior Management Agreement and the terms of the Class B Common are governed by the Original Senior Management Agreement.

     In November 1997, the Company adopted a Restated Certificate of Incorporation pursuant to which each share of Class B Common was reclassified as
69.6502323 shares of Common Stock. As a result of the reclassification, Executive now owns 485,978 shares of Common Stock purchased pursuant to the Original Senior Management Agreement.

     In September 1996, Executive purchased 340 shares of Class B Common, and as a result of the reclassification, Executive now owns an additional 23,681 shares of Common Stock.

     Executive and the Company now wish (i) to amend those terms of the Original Senior Management Agreement that pertain to the vesting of certain of the Executive's Common Stock and payments to be made to the Executive in the event of his termination without Cause (as defined in the Original Senior Management Agreement) and (ii) clarify the terms of the 23,681 shares of Common Stock purchased in September 1996.

     The parties hereto now agree as follows:

     1. Section 2 of the Original Senior Management Agreement shall be deleted in its entirety and replaced with the following: "Effective upon June 30, 1997, all shares of Executive Stock which have not yet become vested are vested, and therefore, as of June 30, 1997, all shares of Executive Stock held by Executive are now vested and subject to no contractual restrictions."

     2. Sections 3, 4 and 6 are deleted in their entirety and replaced with the following: "INTENTIONALLY OMITTED".

     3.   Section 7 is deleted in its entirety and replaced with the following:
"Executive's co-sale rights are set forth in that certain Amended and Restated Stockholders Agreement made as of August 23, 1996 by and among the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and the investors listed on the signature page thereof.

     4.   Section 8 is deleted in its entirety and replaced with the following:
"Executive's registration rights are set forth in that certain Registration Agreement made as of August 23, 1996 by and among the Company, Golder, Thoma, Cressey, Rauner Fund IV and those investors listed on the signature page thereof.

     5. Section 11(b) is deleted in its entirety and replaced with the following: "Subject to Section 11(c) below, if Executive's employment with the Company is terminated by the Company without Cause, Executive shall be entitled to receive payments at the rate of the Annual Base Salary for eighteen months (or, at the Company's option, for a greater period of up to two years) following the date of Termination, payable in monthly installments. The Company may cease making payments pursuant to this Section 11(b) at any time after which Executive breaches any of the provisions of
Section 12 or 13; provided that no such cessation shall relieve Executive of his obligations under Section 12 or 13.

     6. Section 13(a) is deleted in its entirety and replaced with the following: "NONCOMPETITION. Executive acknowledges that in the course of his employment with the Company, he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and (i) if Executive's employment is terminated by the Company for Cause or as a result of voluntary termination by Executive, for two years thereafter, or (ii) if Executive's employment is terminated for any other reason, the period during which the Company is required or has elected (without giving effect to the last sentence of Section 11(b)) to make payments to Executive pursuant to Section 11(b) (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist on the date of the termination of Executive's employment, within those limited states or metropolitan areas in which the Company is engaged in business (or in which the Company is in the process of attempting to engage in business) during the Employment Period or at the time of termination of Executive's employment."

     7. The Company, Executive and Golder, Thoma, Cressey, Rauner Fund IV agree and acknowledge that the 23,681 shares of Common Stock purchased by Executive in September 1996 are fully vested and subject to no contractual restrictions.

     8. Except as specifically set forth herein, all provisions of the Original Senior Management Agreement shall remain in full force and effect.

     9. (a) This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject mater hereof in any way.




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

          (b) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (c) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive's Common Stock.

          (d) All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (e) All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Senior Management Agreement.

          (f) The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and Golder, Thoma, Cressey, Rauner Fund IV, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       AMERICAN MEDSERVE CORPORATION

                                       By:   /s/  Timothy L. Burfield
                                             ----------------------------------
                                       Its:
                                             ----------------------------------


                                       /s/   Timothy L. Burfield
                                             ----------------------------------
                                             Timothy L. Burfield

Agreed and Accepted:

GOLDER, THOMA, CRESSEY,
  RAUNER FUND IV, L.P.

By:  GTCR IV, L.P.
Its: General Partner

By:  Golder, Thoma, Cressey, Rauner, Inc.
Its: General Partner

By:  /s/   Bryan C. Cressey
     ------------------------------------
Its:
     ------------------------------------









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